UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 23, 2008
Date of Report (Date of earliest event reported)

NORD RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-26407	85-0212139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 West Wetmore Road, Suite 203 Tucson, Arizona	85705
(Address of principal executive offices)	(Zip Code)

520-292-0266
Registrant's telephone number, including area code

1 Wetmore Road, Suite 203
Tucson, Arizona

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item	Description
7.01	Regulation FD Disclosure
9.01	Financial Statements and Exhibits

2.

SECTION 7 - REGULATION FD

Item 7.01          Regulation FD Disclosure

On January 23, 2008, Nord Resources Corporation ("Nord") issued a news release announcing the results for the first phase of vertical reverse circulation drill holes completed at the Johnson Camp Mine. Nord also announced that it has elected not to proceed further with its option to acquire the Mimbres exploration property in New Mexico, which is not material to Nord's overall operations.

Drilling Results

The twenty-five drill holes are located adjacent to and to the south of the Burro Pit and in the Copper Chief deposit area on the Johnson Camp property. The drill results, when combined with a previous drill hole, S-13, indicate the continuation of copper mineralization from the current south edge of the Burro Pit approximately 1,000 feet further to the south. The drill results also indicate that the copper mineralization in this area is hosted in the same rock units as at the Burro Pit. The drilling at Copper Chief increases the drill hole density within the current planned pit in the north area of the deposit and also expands copper mineralization to the northwest and southeast of the planned pit boundaries. The news release, furnished as an exhibit hereto, contains a table disclosing certain quantitative data about the drilling results and assay results, and also includes maps showing the drill hole locations.

Nord has previously announced proven and probable reserves at its Johnson Camp Mine of 73.4 million tons of ore, consisting of 55.0 million tons proven and 18.4 million tons probable, at an average total copper grade of 0.335% total copper based on a copper price of $1.50 per pound, a stripping ratio of 0.66 to 1 and an internal cut-off grade of 0.06% total copper, as estimated in the Johnson Camp Mine Project, Feasibility Study, Cochise County, Arizona, Technical Report dated September 28, 2007, prepared by Bikerman Engineering & Technology Associates, Inc., filed on SEDAR at www.sedar.com.

The drilling results indicate the extension of copper mineralization for approximately 1,000 feet to the south of the Burro Pit. In addition, the new drilling both in and around the Copper Chief deposit has increased the previously known area of copper mineralization. The drill results will be incorporated into the Burro and Copper Chief block models in the very near future. Nord intends to commence a second phase of exploration drilling at Johnson Camp later this year.

All of the sample preparation and assays in the news release have been performed by Skyline Labs, Tucson, Arizona, a laboratory independent to Nord utilizing industry standard analytical methods. A sample quality assurance/quality check program is routinely followed which calls for the regular insertion of independent standards, blanks and duplicate samples. The results of this program have been satisfactory.

The drilling and assaying program are being performed under the direction of consulting geologist, Thornwell Rogers..

The information in the news release was reviewed by John Cook, P.E., a Director of the Company and a Qualified Person under National Instrument 43-101.

3.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits
Exhibit No.	Exhibit
99.1	News release dated January 23, 2008**

**          Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NORD RESOURCES CORPORATION
DATE: January 23, 2008	By: /s/ John T. Perry ______________________________ John T. Perry Chief Executive Officer

4.